UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2024

Cardinal Health, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-11373	31-0958666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Cardinal Place, Dublin, Ohio 43017

(Address of principal executive offices) (Zip Code)

(614) 757-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common shares (without par value)	CAH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

       Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On November 11, 2024, Cardinal Health, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), with The GI Alliance Holdings, LLC (“GIA”), Cure Acquisitionco, LLC, a wholly owned subsidiary of the Company (“Merger Sub”), and James Weber, M.D., as equityholder representative, pursuant to which the Company agreed to acquire approximately 71% of GIA for aggregate consideration of approximately $2.8 billion, subject to adjustment (the “GIA acquisition”).

Consummation of the transaction is subject to (i) the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (ii) other customary closing conditions.

The Merger Agreement includes customary representations, warranties, covenants and agreements of the Company, Merger Sub and GIA. The parties have agreed to use their reasonable best efforts to take actions that may be required in order to obtain regulatory approval of the proposed transaction, subject to certain limitations. The Merger Agreement also includes customary termination provisions for both the Company and GIA, subject, in certain circumstances, to the payment by the Company of a termination fee of $20 million.

Additionally, beginning on the third anniversary of the closing date and on each subsequent anniversary thereafter, the Company has the ability to exercise a call right to purchase up to 100% of the remaining outstanding equity of GIA. The exercise price for the call right will be set at fair market value.

Commitment Letter

In connection with the Company entering into the Merger Agreement, on November 11, 2024, the Company entered into a commitment letter (the “Commitment Letter”) with Bank of America, N.A. (the “Commitment Party”) pursuant to which, subject to the terms and conditions set forth therein, the Commitment Party has committed to provide a 364-day senior unsecured bridge term loan facility in an aggregate principal amount of $2.9 billion (the “Bridge Facility”), the proceeds of which may be used for the GIA acquisition, including the payment of related fees and expenses. The commitment to provide the Bridge Facility is subject to certain conditions to funding consistent with bridge acquisition financings of this type. The Company will pay customary fees and expenses in connection with obtaining the Bridge Facility. Commitments under the Commitment Letter will be reduced, subject to specified exceptions, by the amount of net cash proceeds received by the Company or, in certain cases, its domestic subsidiaries, from non-ordinary course asset sales, the incurrence of indebtedness, and the issuance of equity interests. The definitive agreement for the Bridge Facility will contain, among other terms, affirmative covenants, negative covenants, a financial covenant and events of default, in each case to be negotiated by the parties consistent with the Commitment Letter. Neither the closing of the Bridge Facility nor the receipt of any other financing is a condition to the closing of the GIA acquisition.

From time to time, the Commitment Party or its affiliates have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company, for which the Company pays customary fees and expenses.

The foregoing descriptions of the Merger Agreement and the Commitment Letter and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1 and the Commitment Letter attached hereto as Exhibit 10.1, each of which is incorporated herein by reference.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or GIA. The representations, warranties, covenants and agreements contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures. Investors should read the Merger Agreement together with the other information concerning the Company that it publicly files in reports and statements with the U.S. Securities and Exchange Commission.

Item 7.01	Regulation FD Disclosure.

The Company issued a news release on November 11, 2024 announcing, among other things, the GIA acquisition and the Bridge Facility, which is being furnished as Exhibit 99.1 to this Form 8-K.

During a conference call scheduled to be held at 8:45 a.m. Eastern time on November 12, 2024, the Company’s Chief Executive Officer and Chief Financial Officer will discuss the GIA acquisition. An audio replay of the webcast also will be available on the Investors page at ir.cardinalhealth.com.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

2.1	Agreement and Plan of Merger, dated November 11, 2024, by and between Cardinal Health, Inc., Cure Acquisitionco, LLC, The GI Alliance Holdings, LLC and, solely in his capacity as representative as set forth therein, James Weber, M.D.

10.1	Bridge Facility Commitment Letter, dated November 11, 2024, by and among the Company and Bank of America, N.A.

99.1	News release issued by the Company on November 11, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc.
(Registrant)

Date: November 12, 2024	By:	/s/ AARON E. ALT
Aaron E. Alt
Chief Financial Officer